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                                                                   EXHIBIT 10.42

                                    PETS.COM

                           CHANGE OF CONTROL AGREEMENT


        This Change of Control Agreement (the "Agreement") is made and entered into by and between Paul G. Manca (the "Employee") and Pets.com, a Delaware corporation (the "Company"), effective as of March 17, 2000.

                                    RECITALS

        A. It is expected that the Company from time to time will consider the possibility of an acquisition by another company or other change of control. The Board of Directors of the Company (the "Board") recognizes that such consideration can be a distraction to the Employee and can cause the Employee to consider alternative employment opportunities. The Board has determined that it is in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication and objectivity of the Employee, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined in Section 5 below) of the Company.

        B. The Board believes that it is in the best interests of the Company and its stockholders to provide the Employee with an incentive to continue his or her employment and to motivate the Employee to maximize the value of the Company upon a Change of Control for the benefit of its stockholders.

        C. The Board believes that it is imperative to provide the Employee with certain benefits upon a Change of Control that provide the Employee with enhanced financial security and incentive and encouragement to the Employee to remain with the Company notwithstanding the possibility of a Change of Control.

        The parties hereto agree as follows:

        1. TERM OF AGREEMENT. This Agreement shall terminate upon the earlier of: (a) the termination of Employee's employment for any reason prior to a Change of Control, or (b) the date that all obligations of the parties hereto with respect to this Agreement have been satisfied.

        2. AT-WILL EMPLOYMENT. The Company and the Employee acknowledge that the Employee's employment is and shall continue to be at-will, as defined under applicable law. If the Employee's employment terminates for any reason prior to a Change of Control, the Employee shall not be entitled to the benefits provided by this Agreement, or any other benefits


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unless otherwise available in accordance with the Company's established employee plans and practices or pursuant to other agreements with the Company.

        3. ACCELERATED VESTING UPON A CHANGE OF CONTROL. Subject to Section 4 below, on the effective date of a Change of Control transaction, each stock option granted for the Company's securities held by the Employee shall become vested as to twenty-five percent (25%) of the option shares that have not otherwise vested as of such date and all repurchase rights of the Company with respect to restricted stock purchased by the Employee pursuant to the terms of an Early Exercise Notice and Restricted Stock Purchase Agreement shall terminate as to twenty-five percent (25%) of the restricted stock held by the Employee.

        4. LIMITATION ON PAYMENTS. In the event that the stock acceleration benefits (the "Benefits") provided for in this Agreement or otherwise payable to the Employee (i) constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) but for this Section 4, would be subject to the excise tax imposed by Section 4999 of the Code (or any corresponding provisions of state income tax law), then the Employee's Benefits under Section 3 shall be either:

               (a) delivered in full, or

               (b) delivered as to such lesser extent which would result in no portion of such Benefits being subject to excise tax under Section 4999 of the Code, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999, results in the receipt by the Employee on an after-tax-basis, of the greater amount of Benefits, notwithstanding that all or some portion of such Benefits may be taxable under Section 4999 of the Code. Unless the Company and the Employee otherwise agree in writing, any determination required under this
Section 4 shall be made in writing by the Accountants, whose determination shall be conclusive and binding upon the Employee and the Company for all purposes. For purposes of making the calculations required by this Section 4, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Employee shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section 4. In the event that subsection (a) above applies, then Employee shall be responsible for any excise taxes imposed with respect to such severance and other benefits. In the event that subsection (b) above applies, then each benefit provided hereunder shall be proportionately reduced to the extent necessary to avoid imposition of such excise taxes.

        5. CHANGE OF CONTROL. For purposes of this Agreement, a Change of Control shall mean a sale or merger of the Company, in which more than fifty-one percent (51%) of the voting power of the Company is transferred to a third party.

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        6. SUCCESSORS.

               (a) COMPANY'S SUCCESSORS. Any successor to the Company (whether direct or indirect and whether by purchase, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which executes and delivers the assumption agreement described in this Section 6(a) or which becomes bound by the terms of this Agreement by operation of law.

               (b) EMPLOYEE'S SUCCESSORS. The terms of this Agreement and all rights of the Employee hereunder shall inure to the benefit of, and be enforceable by, the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

        7. NOTICE. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or three (3) days after being mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Employee, mailed notices shall be addressed to him or her at the home address which he or she most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

        8. MISCELLANEOUS PROVISIONS.

               (a) NO DUTY TO MITIGATE. The Employee shall not be required to mitigate the amount of any payment contemplated by this Agreement, nor shall any such payment be reduced by any earnings that the Employee may receive from any other source.

               (b) WAIVER. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of the Company (other than the Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

               (c) WHOLE AGREEMENT. This Agreement represents the entire agreement between the Employee and the Company with respect to the matters set forth herein. No agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement and the offer letter have been made or entered into by either party with respect to the subject matter hereof.

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               (d) CHOICE OF LAW. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California as applied to agreements entered into and performed within California solely by residents of that state.

               (e) SEVERABILITY. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

               (f) LEGAL FEES AND EXPENSES. The parties shall each bear their own expenses, legal fees, and other fees incurred in connection with this Agreement.

               (g) WITHHOLDING. All payments made pursuant to this Agreement will be subject to withholding of applicable income and employment taxes.

               (h) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.



               IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the date set forth above.



COMPANY:                                    PETS.COM


                                            By:     /s/ Julia L. Wainwright
                                               --------------------------------

                                            Title:     CEO
                                                  -----------------------------



EMPLOYEE:                                   PAUL G. MANCA

                                            Signature:     /s/ Paul Manca
                                                      -------------------------

                                                 Paul Manca
                                            ------------------------------------
                                            Please print name


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